UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 21, 2011

CANO PETROLEUM, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32496	77-0635673
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

6500 North Beltline Road,
Suite 200, Irving, Texas	75063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 687-0030

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                                          Submission of Matters to a Vote of Security Holders.

On April 21, 2011, Cano Petroleum, Inc., a Delaware corporation (the “Company”), held its Annual Meeting of Stockholders (the “Annual Meeting”).  All matters voted upon at the Annual Meeting were approved with the required votes.  The matters that were voted upon at the Annual Meeting, and the number of shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”), including shares of Series D Convertible Preferred Stock, no par value per share, of the Company (“Preferred Stock”) voting on an as-converted basis, voted for, against or withheld at the Annual Meeting, as well as the number of abstentions and broker non-votes, as to each such matter, where applicable, are set forth below:

Proposal 1: Election of Directors

The Company’s stockholders elected three directors to serve for a one-year term expiring at the annual meeting of stockholders in 2012.  The following table presents the number of shares of Common Stock, including shares of Preferred Stock voting on an as-converted basis, voted at the Annual Meeting for, withheld and the number of broker non-votes for each director:

	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
James R. Latimer, III	11,066,424	275,663	22,183,254
Donald W. Niemiec	11,072,450	269,637	22,183,254
M. Garrett Smith	11,115,443	226,644	22,183,254

Proposal 2: Ratification of Auditor

The Company’s stockholders ratified the appointment of Hein & Associates LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2011.  The following table presents the number of shares of Common Stock, including the shares of Preferred Stock voting on an as-converted basis, voted at the Annual Meeting for, withheld, and abstaining from such proposal:

VOTES FOR	VOTES WITHHELD	ABSTENTIONS	BROKER NON-VOTES
32,925,965	522,984	76,392	—

[Signature page to follow]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANO PETROLEUM, INC.

	By:	/s/ Michael J. Ricketts
Michael J. Ricketts
Senior Vice President and Chief Financial Officer

Date: April 26, 2011